UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 30, 2004

Date of Report (Date of earliest event reported)

Corio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31003	77-0492528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

959 Skway Road, Suite 100, San Carlos, CA 94070

(Address of principal executive offices) (Zip Code)

(650) 232-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 30, 2004, the audit committee of the board of directors of Corio, Inc. (the “Company”) engaged Stonefield Josephson, Inc. (“Stonefield Josephson”) as the Company’s new independent auditors to provide financial audit services. Stonefield Josephson has not audited the Company’s financial statements in the two most recent fiscal years or any interim period. Prior to engaging Stonefield Josephson to audit its financial statements, the Company did not consult with Stonefield Josephson regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). In the course of its discussions concerning the engagement, the Company did provide and discuss with Stonefield Josephson the information in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 4, 2004 and August 20, 2004.

The Company requested Stonefield Josephson to review this Current Report on Form 8-K and provided Stonefield Josephson with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Current Report on Form 8-K. Stonefield Josephson has advised the Company that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Corio, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2004

CORIO, INC.

By:	/s/ George Kadifa
George Kadifa, Chairman and Chief Executive Officer